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                                                                 EXHIBIT (23)(C)



                        [ARTHUR ANDERSEN LLP LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1995 (except with respect to certain matters discussed in Notes 2, 3, 7 and 13 to the consolidated financial statements as to which the date is March 1, 1995) included or incorporated by reference in CMS Energy Corporation's Form 10-K for the year ended December 31, 1994, the inclusion in this registration statement of our report dated January 31, 1995 (except with respect to certain matters discussed in Notes 2 and 6 to the financial statements as to which the date is March 21, 1995) with respect to the Consumers Gas Group, a business unit of Consumers Power Company, the inclusion in this registration statement of our report dated January 31, 1995 (except with respect to certain matters discussed in Notes 2, 3, 7 and 13 to the consolidated financial statements as to which the date is March 21, 1995) with respect to CMS Energy Corporation and to all references to our Firm included in this registration statement.



Arthur Andersen LLP



Detroit, Michigan,


  April 3, 1995.